UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2012

ECO VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter) [FORMERLY MODERN RENEWABLE TECHNOLOGIES, INC.]

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7432 State Road 50, Suite 101 Groveland, FL	34736
Address of principal offices	Zip Code

Registrant’s telephone number including area code:  (352) 557-4830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) / /

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) / /

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) / /

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) / /

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.01.  Entry Into A Material Definitive Agreement

On May 25, 2012, the Board of Directors of Eco Ventures Group, Inc. (OTCBB: EVGI) ratified a “Binding Letter of Intent” (“the Agreement”) between the Company and Energiepark Supitz GmbH (“Energiepark”) whereby the Company will acquire 75% of the Shares of Energiepark in exchange for Shares of the Company which, upon issuance, will constitute 30% of the issued and outstanding Shares of Common Stock of the Company (“the Acquisition Shares”), and cash consideration of $3,000,000.  The Company has the option to acquire the remaining 25% of the Shares of Energiepark at a price which will be equal to 25% of the net value of the combined companies, as defined in the Agreement.

Pursuant to the Agreement, the Company has also agreed to file a Registration Statement on Form S-1 to provide an additional $3,300,000 in working capital for the Company, and to register for public sale a portion of the Acquisition Shares.

Pursuant to the Agreement, a definitive agreement (the “Definitive Agreement”) satisfactory to the Company and Seller and Seller’s shareholders shall be executed by the Company, the Seller and all of Seller's shareholders on or before June 15, 2012.  The Definitive Agreement shall contain the terms, conditions, representations and warranties, covenants, due diligence and legal opinions normal and appropriate for a transaction of the type contemplated, including,  without limitation, those summarized in the Agreement.

Upon signing the Definitive Agreement, the Company shall prepare and file with the SEC all appropriate documents including, but not limited to, a Current Report on Form 8K which will include the Definitive Agreement, a complete description of Seller’s business operations, and Seller’s audited and interim unaudited financial statements prepared in accordance with GAAP and/or PCAOB approved Audit statements and applicable rules and regulations of the Securities and Exchange Commission.

Providing that the Definitive Agreement is executed on or before June 15, 2012, the Closing of this transaction is expected to be on or before August 30, 2012.

Süptitz, Germany-based Energiepark Süptitz is a diversified alternative energy feedstock, transportation, heat & power production company with approximately 50 employees -- whose primary business is the production, processing and brokering of bio fuel feedstocks including rapeseed, palm oil and wood.

Item 7.01. Regulation FD Disclosure

Eco Ventures Group, Inc. (OTCBB: EVGI) announced on May 29, 2012 that it has signed a Binding Letter of Intent to acquire a majority stake in Energiepark Süptitz GmbH (“EPS”), a privately held, Germany-based bio fuels and alternative energy corporation.

Süptitz, Germany-based Energiepark Süptitz is a diversified alternative energy feedstock, transportation, heat & power production company with approximately 50 employees -- whose primary business is the production, processing and brokering of bio fuel feedstocks including rapeseed, palm oil and wood.

According to its preliminary (unaudited) 2011 financial results for the year ended Dec. 31, the Firm posted 2011 EBITDA of $2.7 million on $27.5 million in revenue, for a 2008-2011 average annual revenue growth rate of approximately 42 percent (all of its financials included herein are Euros converted to USD at 1:1.29). The Firm’s 2011 financial audit will be performed by a PCOAB certified auditing firm in accordance with U.S. GAAP standards.

The Company also announced that in order to facilitate this transaction, the Board of Directors had approved a reverse-split of the Company’s Common Stock, with one (1) new Share of Common Stock being issued in exchange for forty (40) Shares of currently issued and outstanding Common Stock.  This reverse-split will be effective for Shares of record at the close of business on Tuesday May 29, 2012

The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Press Release will also be posted in the Investor Relations section of our website (www.ecoventuresgroup.com) under News for a minimum period of 14 days following the date of release.

Disclosure of forward-looking statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intend(s),” “plan(s),” “believe(s),” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.

Exhibit
Number	Description of Exhibit

99.1	Press Release Dated May 29, 2012

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:           May 29, 2012

ECO VENTURES GROUP, INC.

By:/s/ RANDALL LANHAM
RANDALL LANHAM
Chief Executive Officer